UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2017

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 2, 2017, Asterias Biotherapeutics, Inc. (the “Company”)  announced new 12-month efficacy and safety data from the first efficacy cohort (Cohort 2) in the Company’s ongoing Phase 1/2a SCiStar study. The 12-month data showed 67% of Cohort 2 subjects have recovered two or more motor levels on at least one side through 12 months, which is more than double the rates of recovery seen in both matched historical controls and published data in a similar population.  The Company also announced that the FDA granted the Company’s request for AST-OPC1 to be designated a Regenerative Medicine Advanced Therapy (RMAT) under the 21st Century Cures Act.  A copy of the Company's press release relating to this announcement is furnished herewith as Exhibit 99.1, which text of which is incorporated by reference into this Item 7.01.

On October 2, 2017, Asterias Biotherapeutics, Inc. posted a PowerPoint presentation on its website. The presentation is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and related exhibits filed as Exhibits 99.1 and  99.2 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such exhibits be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits .

Exhibit No.	Description
99.1	Press Release, dated October 2, 2017
99.2	PowerPoint Presentation, October 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: October 2, 2017	By:	/s/ Ryan D. Chavez
Chief Financial Officer and General Counsel